Exhibit 10.1

CONSENT AND SECOND AMENDMENT TO TERM LOAN AGREEMENT

CONSENT AND SECOND AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated July 31, 2014, by and among Gevo, Inc. a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors” and together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”), the Lenders (as defined below), and WB Gevo, Ltd. (as successor in interest to Whitebox Advisors LLC), as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Credit Parties, the Administrative Agent and the lenders party thereto from time to time (“Lenders”) entered into that certain Term Loan Agreement dated as of May 9, 2014 (as amended by that certain First Amendment to Term Loan Agreement and Pledge and Security Agreement dated as of June 6, 2014, and as may be further amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Term Loan Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and Lenders consent to the issuance of the 2014 Warrants and amend the Term Loan Agreement to provide for the issuance of the 2014 Warrants;

WHEREAS, the Lenders and the Credit Parties desire to amend the Term Loan Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein (including the recitals hereto) shall have the respective meaning assigned to such terms in the Term Loan Agreement as amended by this Amendment.

2. Consent to Issuance of the 2014 Warrants. Notwithstanding any term or provision in the Term Loan Agreement or any other Loan Document to the contrary, Administrative Lender and Lenders consent, effective upon the date hereof, to the offering and issuance of the 2014 Warrants, the execution and delivery of the 2014 Warrant Agreement (as defined below), and the incurrence of the Indebtedness under the 2014 Warrants provided that (a) the initial issuance of the 2014 Warrants shall have been consummated on or before August 15, 2014, (b) such 2014 Warrants are on terms and conditions consistent in all material respects with the terms and conditions specified on Annex A attached hereto or as modified so long as such modifications are not adverse in any respect to Administrative Agent and Lenders, (c) the consent set forth herein shall not constitute an approval of a transaction under Section 7.1(q) of the Term Loan Agreement which would enable the Borrower to make cash payment(s) on account of the 2013 Warrants and/or the 2014 Warrants (without triggering an Event of Default), and (d) the issuance of the 2014 Warrants and/or the exercise thereof does not constitute a Change in Control.

3. Amendments to the Term Loan Agreement.

(a) Appendix I of the Term Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“2014 Warrant Agreement” means the Common Stock Unit Warrant Agreement, dated on or about August 5, 2014, by and between the Borrower and American Stock Transfer & Trust Company, LLC, acting as warrant agent, as amended, modified, supplemented or restated from time to time.

“2014 Warrants” means the warrants issued by the Borrower from time to time pursuant to the 2014 Warrant Agreement and all other documents, instruments and agreements evidencing or governing such warrants or providing for any other right in respect thereof, each as amended, modified, supplemented or restated from time to time in accordance with the 2014 Warrant Agreement.

“2014 Warrant Issuance Date” means the first date on which a 2014 Warrant is issued.

(b) The definition of “Disqualified Equity Interests” set forth on Appendix I of the Term Loan Agreement is hereby amended by amending and restating the last sentence appearing in such definition as follows:

“The foregoing to the contrary notwithstanding, “Disqualified Equity Interests” shall not include the 2013 Warrants or 2014 Warrants solely as a result of the Black Scholes Value payments required in connection therewith.”

(c) Section 6.2(s) of the Term Loan Agreement is hereby amended by amending and restating such section in its entirety as follows:

“(s) Debt in respect of the 2013 Warrants and the 2014 Warrants.”

(d) Section 6.5 of the Term Loan Agreement is hereby amended by amending and restating clauses (vii) and (xii) in their entirety as follows:

“(vii) Restricted Payments required in connection with the exercise of warrants or the conversion of convertible Debt are permitted to the extent that such conversion is for Equity Interests of the Borrower (and does not involve any cash payments other than in regards to cash payments made in lieu of issuing fractional shares or payment obligations required under the terms of the 2013 Warrants or 2014 Warrants);”

“(xii) cash payments payable on account of the 2013 Warrants in effect on the date hereof, the 2014 Warrants in effect as of the 2014 Warrant Issuance Date, and the cashless exercise of options and warrants in accordance with their respective terms;”

(e) Section 7.1(q) of the Term Loan Agreement is hereby amended by amending and restating the section in its entirety as follows:

“2013 Warrants and 2014 Warrants. The earlier to occur of (i) the occurrence of any event, circumstance or transaction that would entitle the holders of the 2013 Warrants or 2014 Warrants to any cash payment from the Borrower (or otherwise require the Borrower to make an offer to make a cash payment to such holders) under the 2013 Warrants or 2014 Warrants other than in lieu of the issuance of fractional shares or (ii) the making of a cash payment (or any offer to make such payment) under the 2013 Warrants or 2014 Warrants (in each case, other than in lieu of the issuance of fractional shares) provided that in each case, no Event of Default will be triggered if the Requisite Lenders approve the transaction that triggers the obligation to make a cash payment on account of the 2013 Warrants or the 2014 Warrants;”

4. Effect of this Amendment. Except as expressly amended, consented to or waived hereby, the Term Loan Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Except as expressly set forth herein, the terms of this Amendment shall not be deemed (i) a waiver of any Default or Event of Default, (ii) a consent, waiver or modification with respect to any term, condition, or obligation of the Borrower or any other Credit Party in the Term Loan Agreement or any other Loan Document, (iii) a consent, waiver or modification with respect to any other event, condition (whether now existing or hereafter occurring) or provision of the Loan Documents or (iv) to prejudice any right or remedy which the Administrative Agent or any Lender may now or in the future have under or in connection with the Term Loan Agreement or any other Loan Document. The parties’ agreement to enter into this Amendment shall not obligate or commit the Administrative Agent or Lender(s) to provide any other consents or waivers under the Term Loan Agreement or the other Loan Documents in the future, whether for purposes similar to those described herein or otherwise.

5. Conditions Precedent To Effectiveness of this Amendment. This Amendment shall become effective upon the execution of this Amendment by the Lenders and Credit Parties and the execution and delivery of that certain First Supplemental Indenture dated as of the date hereof by and among the Borrower, the Guarantors (as defined therein), the Requisite Holder (as defined therein) and Wilmington Savings Fund Society, FSB as Trustee.

6. Miscellaneous.

(a) Notices. All notices required to be made under this Amendment shall be made in the manner and at the address set forth in Section 10.2 of the Term Loan Agreement.

(b) Reference to Term Loan Agreement. From and after the effectiveness of this Amendment, all references in the herein and the other Loan Documents to the Term Loan Agreement shall mean the Term Loan Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time.

(c) Entire Agreement. This Amendment shall be deemed to be a Loan Document and, together with the other Loan Documents and the agreements, documents and instruments contemplated hereby, constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby and thereby.

(d) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or .pdf shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or .pdf also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(e) Governing Law; Venue; Jury Trial. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE CHOICE OF LAW AND VENUE PROVISIONS SET FORTH IN SECTION 10.12 OF THE TERM LOAN AGREEMENT, AND SHALL BE SUBJECT TO THE JURY TRIAL WAIVER SET FORTH IN SECTION 10.14 OF THE TERM LOAN AGREEMENT.

(f) Guarantors. Each Guarantor, for value received, hereby expressly consents and agrees to the Borrower’s execution and delivery of this Amendment, and to the performance by the Borrower of its agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction or matter contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair any Guarantor’s liability to the Administrative Agent and/or Lenders with respect to the payment and other performance obligations of such Guarantor pursuant to the Guarantees. Each Guarantor hereby ratifies, confirms and approves its Guarantee and acknowledges that it is unconditionally liable to the Administrative Agent and Lenders for the full and timely payment of the Guaranteed Obligations (on a joint and several basis with the other Guarantors). Each Guarantor hereby acknowledges that it has no defenses, counterclaims or set-offs with respect to the full and timely payment of any or all Guaranteed Obligations.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Consent and Second Amendment to Term Loan Agreement as of the date first written above.

BORROWER:

GEVO, INC., a Delaware corporation

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

GUARANTORS:

AGRI-ENERGY, LLC, a Minnesota limited liability company

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

GEVO DEVELOPMENT, LLC, a Delaware limited liability company

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

[Signature Page to Consent and Second Amendment to Term Loan Agreement]

ADMINISTRATIVE AGENT:

WB GEVO, LTD.

By:	/s/ Michael McCormick
Name:	Michael McCormick
Title:	Director

[Signature Page to Consent and Second Amendment to Term Loan Agreement]

LENDER:

WB GEVO, LTD.

By:	/s/ Michael McCormick
Name:	Michael McCormick
Title:	Director

[Signature Page to Consent and Second Amendment to Term Loan Agreement]